                                                                   Exhibit 10.1
                                     [LOGO]


                            LAMALIE ASSOCIATES, INC.
                     1997 OMNIBUS STOCK AND INCENTIVE PLAN

                             EFFECTIVE JULY 1, 1997

                               TABLE OF CONTENTS
                            EFFECTIVE JULY 1, 1997

Item                                                                                                                 Page
----                                                                                                                 ----
SECTION 1.  Establishment; Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 3.  Types of Awards Under Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 4.  Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 5.  Number of Shares Covered by Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 6.  Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 7.  Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 8.  Stock Appreciation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 9.  Performance Shares and Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 10. Restricted Stock, Restricted Stock Units, and Unrestricted Stock  . . . . . . . . . . . . . . . . . . . .  12

SECTION 11. Adjustment of Number of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 12. Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 13. Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 14. Tax Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 15. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 16. Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 17. Controlling Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 18. No Stockholder Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 19. Amendments; Termination or Suspension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 20. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


                            LAMALIE ASSOCIATES, INC.

                     1997 OMNIBUS STOCK AND INCENTIVE PLAN

                             EFFECTIVE JULY 1, 1997

         SECTION 1. ESTABLISHMENT; PURPOSE. Lamalie Associates, Inc. (the "Company") hereby establishes the 1997 Omnibus Stock and Incentive Plan (the "Plan"), pursuant to which key employees of the Company will be given the ability to participate in increases in value of the Company. Under the Plan, the Company may grant any one or more type of incentive awards to professional and managerial employees who measurably impact the performance of the Company.

         SECTION 2. DEFINITIONS. The following words and terms as used herein shall have that meaning set forth therefor in this Section 2 unless a different meaning is clearly required by the context.

                 (a) "AWARDS" shall mean any Options, SARs, Performance Units, Performance Shares, Restricted Stock Units, Restricted Stock and Unrestricted Stock granted or awarded under the Plan.

                 (b) "AWARD AGREEMENT(S)" shall mean any document, agreement or certificate deemed by the Committee as necessary or advisable to be entered into with or delivered to a Participant in connection with or as a condition precedent to the valid completion of the grant of an Award under the Plan. Award Agreements include Stock Option Agreements, Stock Appreciation Right Agreements, Performance Agreements and Restriction Agreements.

                 (c) "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

                 (d)      "CHANGE IN CONTROL" shall mean:

                          (i) a change in control of the Company of a nature that is required, pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), to be reported in response to Item 1(a) of a Current Report on Form 8-K or Item 6(e) of Schedule 14A, in each case as such requirements are in effect on June 1, 1997;

                          (ii) the adoption by the Company of a plan of dissolution or liquidation;

                         (iii) the closing of a sale of all or substantially all of the assets of the Company;

                          (iv) the closing of a merger, reorganization or similar transaction (a "Transaction") involving the Company in which the Company is not the surviving corporation or, if the Company is the surviving corporation, immediately following the closing of the Transaction,





Effective July 1, 1997                                                    Page 1
                                  persons who were shareholders of the Company immediately prior to the Transaction own less than 75% of the combined voting power of the surviving corporation's voting securities;

                          (v) the acquisition of "Beneficial Ownership" (as defined in Rule 13d-3 under the 1934 Act) of the Company's securities comprising 25% or more of the combined voting power of the Company's outstanding securities by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person's "affiliates" and "associates" (as those terms are defined under the 1934
                                  Act); or

                          (vi) the failure of the "Incumbent Directors" (as defined below) to constitute at least a majority of all directors of the Company (for these purposes, "Incumbent Directors" mean individuals who were the directors of the Company on June 1, 1997, and, after his or her election, any individual becoming a director subsequent to June 1, 1997, whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Directors, except that no individual shall be considered an Incumbent Director whose initial assumption of office as a director is in connection with an actual or threatened "election contest" relating to the "election of directors" of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act).

Notwithstanding any provision above to the contrary, no Change in Control shall be deemed to have occurred with respect to any particular Participant by virtue of a transaction, or series of transactions, that results in the Participant, or a group of persons that includes the Participant, acquiring the Beneficial Ownership of more than 25% of the combined voting power of the Company's outstanding securities.

                 (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include a reference to any successor provision.

                 (f) "COMMITTEE" shall mean the Compensation Committee of the Board of Directors, as defined in Section 6.

                 (g) "COMMON STOCK" shall mean the common stock of the Company.

                 (h) "COMPANY" shall mean Lamalie Associates, Inc. and its successors.

                 (i)      "FAIR MARKET VALUE" of the Common Stock is defined in
Section 7(a).





Effective July 1, 1997                                                    Page 2

                 (j) "INCENTIVE STOCK OPTION" shall mean an Option that is intended to qualify under Section 422 of the Code.

                 (k) "NON-INCENTIVE STOCK OPTION" shall mean an Option that is not intended to qualify under Section 422 of the Code.

                 (l) "OPTION" shall mean an Incentive Stock Option or a Non-Incentive Stock Option granted in accordance with the provisions of
Section 7.

                 (m)      "OPTION PERIOD" is defined in Section 7(c).

                 (n) "PARTICIPANT" shall mean any individual employed by the Company or any Subsidiary to whom the Committee grants an Award.

                 (o)      "PERFORMANCE ACCOUNT" is defined in Section 9(b).

                 (p) "PERFORMANCE AWARD" shall mean an Award of Performance Shares and/or Performance Units.

                 (q)      "PERFORMANCE PERIOD" is defined in Section 9(c).

                 (r) "PERFORMANCE SHARES" shall mean shares of Common Stock granted in accordance with the provisions of Section 9.

                 (s) "PERFORMANCE UNITS" shall mean an Award in a form other than shares of Common Stock granted in accordance with the provisions of
Section 9.

                 (t) "PLAN" shall mean the Lamalie Associates, Inc. 1997 Omnibus Stock and Incentive Plan, as set forth herein and as amended from time to time.

                 (u) "RESTRICTED STOCK" shall mean shares of Common Stock subject to the provisions of Section 10 and such other terms and conditions as the Committee may prescribe, and granted in accordance with the provisions of
Section 10.

                 (v) "RESTRICTED STOCK UNITS" shall mean the right to receive shares of Common Stock or the cash equivalent thereof subject to the provisions of Section 10 and such other terms and conditions as the Committee may prescribe, and granted in accordance with the provisions of Section 10.

                 (w)      "RESTRICTION PERIOD" is defined in Section 10(b).

                 (x) "SAR" shall mean a Stock Appreciation Right granted in accordance with the provisions of Section 8.

                 (y)      "STOCK APPRECIATION RIGHT" shall mean a SAR.





Effective July 1, 1997                                                   Page 3

                 (z) "SUBSIDIARY" shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.

                 (aa) "UNRESTRICTED STOCK" shall mean shares of Common Stock granted in accordance with the provisions of Section 10 and not subject to restrictions.

         SECTION 3. TYPES OF AWARDS UNDER PLAN. The Company may grant under this Plan Incentive Stock Options, Non-Incentive Stock Options, SARs, Performance Units, Performance Shares, Restricted Stock, Restricted Stock Units, and Unrestricted Stock.

         SECTION 4. ELIGIBILITY. The Company may grant an Award to any person, including any officer but not a person who is solely a director, who is in the employ of the Company or any Subsidiary on the date of a grant of such Award. Awards shall primarily be made to officers and other management and professional employees of the Company. Any individual to whom the Committee has granted an Award (a "Participant") shall be bound by the terms of this Plan and the Award Agreement applicable to him or her.

         SECTION 5. NUMBER OF SHARES COVERED BY AWARDS. The total number of shares that may be issued and sold pursuant to Awards under this Plan shall be Nine Hundred Fifty Thousand (950,000) shares of Common Stock (or the number and kind of shares of common stock of the Company or other securities of the Company which, in accordance with Section 11, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to Common Stock includes references to said shares to which said shares are adjusted). The issuance of shares of Common Stock pursuant to the provisions of this Plan for Awards shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder. If any outstanding Option or Restricted Stock granted or awarded under this Plan expires, is terminated or is forfeited for any reason, the shares of Common Stock subject to the unexercised portion of such Option or grant of Restricted Stock will again be available for Awards under this Plan.

         SECTION 6.       ADMINISTRATION.

                 (a) This Plan shall be administered by the committee (the "Committee") referred to in subsection (b) of this Section 6. However, until such time as the Committee is appointed, the Board of Directors shall administer the Plan pursuant to the provisions of this Section 6 as if it were the Committee. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion,

                          (i) to interpret this Plan, and to prescribe, amend and rescind rules and regulations relating to the Plan;

                          (ii) to determine the terms and provisions of Awards granted hereunder and to make such determinations as to the Participants to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Award Agreements evidencing





Effective July 1, 1997                                                   Page 4
                                  the same, which need not be uniform and which the Committee may make selectively among Participants who receive, or who are to receive, Awards under the Plan, whether or not the Participants are similarly situated;

                          (iii) to determine to whom the Options shall be granted, the times and the prices at which Options are granted, the Option periods, the number of shares of Common Stock to be subject to each Option, whether each Option shall be an Incentive Stock Option or a Non-Incentive Stock Option, and to determine the terms and provisions of each Option (which need not be identical);

                          (iv) to determine to whom SARs shall be granted, the times and duration of each SAR, the number of shares of Common Stock to which each SAR relates, whether an SAR is granted with respect to Options or alone, without reference to any related stock option, and to determine the terms and provisions of each SAR (which need not be identical);

                          (v) to determine to whom Performance Shares and Performance Units shall be granted, the applicable Performance Period, and the number of shares of Common Stock represented by Performance Shares and Performance Units, to maintain Performance Accounts, and to determine the terms and provisions of Performance Awards (which need not be identical);

                          (vi) to determine to whom Restricted Stock, Restricted Stock Units and Unrestricted Stock shall be granted, the Restriction Period (if applicable), the number of shares of Restricted Stock and/or Unrestricted Stock, the terms and provisions (which need not be identical) of awards of Restricted Stock and Restricted Stock Units and whether the Participant has met the goals on or before the close of the Restriction Period;

                          (vii) to impose such limitations with respect to Options and Restricted Stock, including without limitation, any relating to the application of federal or state securities laws, as the Committee may deem necessary or desirable;

                          (viii) to determine the dates of employment of any employee of the Company, and the reasons for termination of any Participant;

                          (ix) to determine whether any leave of absence constitutes a termination of employment for purposes of this Plan and the impact, if any, of such leave of absence on awards theretofore made under this Plan;





Effective July 1, 1997                                                   Page 5

                          (x)     to determine when a person's change
                                  of status with respect to the Company
                                  constitutes a termination of such person's employment for purposes of this Plan;

                          (xi) to make such determinations as it deems equitable with respect to the impact, if any, of leaves of absence from the Company upon Awards hereunder;

                          (xii) to grant dividend equivalents upon Awards (other than Restricted Stock or Unrestricted Stock, for which Participants are entitled to receive dividends and other distributions paid with respect to shares of Common Stock so held), provided that any such dividend equivalents shall be subject to the terms and conditions imposed by the Committee; and

                          (xiii) to make all other determinations necessary or advisable for the administration of the Plan.

In making determinations under this Section 6, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its discretion, deems relevant. The Committee's determination on all of the matters referred to in this Section 6 shall be conclusive.

                 (b) The Committee shall consist of the Compensation Committee of the Board of Directors of the Company, which shall be comprised of two (2) or more outside directors. The Committee shall be appointed by the Board, which may at any time and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly called and held.

                 (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

                 (d) Nothing contained in this Plan shall be deemed to give any individual any right to be granted an Award except to the extent and upon such terms and conditions as may be determined by the Committee.

         SECTION 7. STOCK OPTIONS. Each Option granted under this Plan shall be evidenced by a written agreement (the "Stock Option Agreement"), which shall be executed by the Company and by the Participant, and shall be subject to the following terms and conditions:

                 (a) The price at which shares of Common Stock covered by each Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee;





Effective July 1, 1997                                                   Page 6
provided, however, that with respect to Incentive Stock Options, the price shall be an amount not less than the Fair Market Value of the shares of Common Stock at the time the Incentive Stock Option is granted. The date on which the Committee approves the grant of an Option shall be considered to be the date on which such Option is granted. For purposes of this Section, the Fair Market Value of shares of Common Stock on any day shall be:

                          (i) in the event the Common Stock is not publicly traded, the fair market value of such shares on such day as determined by the Committee in good faith and based on all relevant factors; or

                          (ii) in the event the Common Stock is publicly traded, the closing price of such shares on the date in question (or, if no shares are traded on such day, on the next preceding day on which shares were traded), of the Common Stock on the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the closing price on such day on the Nasdaq Stock Market ("Nasdaq"), or Nasdaq's successor, or if not reported on Nasdaq, the fair market value of such stock as determined by the Committee in good faith and based on all relevant factors or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by
                                  Section 422 of the Code and any Treasury regulations issued pursuant to that Section.

                 (b) The option price of the shares to be purchased pursuant to each Option shall be paid in full (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) in the discretion of and in the manner determined by the Committee, by the delivery of shares of Common Stock already owned by the Participant; (iii) by any other legally permissible means acceptable to the Committee at the time of grant of the Option (including cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable legal restrictions); or (iv) in the discretion of the Committee, through a combination of (i), (ii) and (iii) of this subsection (b). Shares of Common Stock delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for in the determination of Fair Market Value as set forth in subsection (a) of this Section 7, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by
Section 422 of the Code and any Treasury regulations issued pursuant to that Section.

                 (c) Each Stock Option Agreement shall provide that such Option may be exercised by the Participant, in such parts and at such times, as may be specified in such Stock Option Agreement, within a period ending not later than ten years after the date on which the Option is granted (the "Option Period"); provided, however, that the Option Period shall end on the earlier of the date specified in such Stock Option Agreement or the ending date of the period specified in the next sentence. Options may be exercised only during the Option Period and only





Effective July 1, 1997                                                  Page 7

                          (i) during the continuance of the Participant's employment with the Company or a Subsidiary;

                          (ii) if the Participant terminates employment with the Company or a Subsidiary other than by reason of death, during the period ending ninety (90) days after the date of termination of employment, but only to the extent that the right to exercise such Options had accrued on or before the date of termination and had not previously been exercised; provided, that if the Participant terminates such employment by reason of disability (within the meaning of Section 22(e)(3) of the Code) or if the Participant dies during the ninety (90) day period, the ninety (90) day period shall be extended to one (1) year; or

                          (iii) if the Participant dies while employed by the Company or a Subsidiary, during the period ending on the first anniversary of the Participant's death, but only to the extent that the right to exercise such Options had accrued on or before the date of death and had not previously been exercised.

Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, whose determination shall be final and conclusive. In the event of the death of a Participant, Options held by the Participant may be exercised, to the extent specified in the Stock Option Agreement and this subsection (c), by the person or persons entitled to do so under the Participant's will, or, if the Participant fails to make testamentary disposition of said Options, or dies intestate, by the Participant's legal representative or representatives.

                 (d) Unless otherwise specified by the Committee, each Option shall be exercisable, in whole or in part, only in accordance with the following chart:



                                                                      Percentage of
                                    Number of Years from                Shares
                                   Date Option is Granted             Exercisable
                                   ----------------------             -----------
                                       Less than 1 year                      0%
                                  1 year but less than 2 years              25%

                                  2 years but less than 3 years             50%

                                  3 years but less than 4 years             75%
                                         4 years or more                   100%


Notwithstanding the foregoing, a Participant shall be 100% vested in the number of shares of Common Stock originally covered by an Option in the event Participant dies or becomes totally and permanently disabled (as determined in the sole discretion of the Committee) while still employed by the Company or upon a Change in Control while the Participant is still so employed. When it





Effective July 1, 1997                                                    Page 8
deems special circumstances to exist, the Committee in its discretion may accelerate the time at which an Option may be exercised if, under previously established exercise terms, such Option was not immediately exercisable in full, even if the acceleration would permit the Option to be exercised more rapidly than the vesting set forth above in the chart, or as otherwise specified by the Committee, would permit.

                 (e) In the discretion of the Committee, a single Stock Option Agreement may include both Incentive Stock Options and Non-Incentive Stock Options, or separate Stock Option Agreements may be set forth for Incentive Stock Options and Non-Incentive Stock Options.

                 (f) Each Option granted under this Plan shall be non-transferable, and its terms shall state that it is non-transferable and that, during the lifetime of the Participant, shall be exercisable only by the Participant; notwithstanding the foregoing, Options shall be transferable by will or the laws of descent and distribution as set forth in subsection (c) of this Section 7. However, a Participant may transfer a Non-Incentive Stock Option to a trust, provided that the Committee may require that the Participant submit an opinion of his or her legal counsel, satisfactory to the Committee, that such holding has no adverse tax or securities law consequences for the Company.

                 (g) Notwithstanding anything contained herein to the contrary, if Options as to 100 or more shares of Common Stock are held by a Participant, then the Participant may exercise such Options only with respect to at least 100 shares at any one time, and if Options for less than 100 shares are held by a Participant, then the Participant must exercise Options for all shares at one time.

                 (h) The Stock Option Agreements under this Plan may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, in its discretion, including, without limitation, provisions (i) relating to the vesting and termination of Options;
(ii) restricting the transferability of such shares during a specified period; and (iii) requiring the resale of such shares to the Company, at a price as specified in the Stock Option Agreement, if the Participant's employment by the Company terminates prior to a time specified in the Stock Option Agreement.

                 (i) All grants of Options made prior to the date on which shareholders approve this Plan shall be contingent upon subsequent approval of the shareholders of this Plan.

                 (j) This Section 7 shall terminate on, and no additional Awards shall be granted after, ten years from the first to occur of (i) the date on which the Plan is adopted or (ii) the date on which the shareholders of the Company approve the Plan.

                 (k) Each Option that is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of incentive stock option that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such options. Accordingly, the provisions of this Plan with respect to Incentive Stock Options shall be construed in a manner consistent with such requirements, and no person shall be eligible to receive any Incentive Stock Options under the Plan if such person would not be able qualify for the benefits of incentive stock options under Section 422 of the Code. Without limitation on the foregoing, and notwithstanding the foregoing provisions of this Section





Effective July 1, 1997                                                    Page 9

7, if any Incentive Stock Option is granted to any person at a time when such person owns, within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of Common Stock covered by such Option may be purchased pursuant to such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock at the time the Option is granted, and such Option must be exercised no event later than the fifth anniversary of the date on which the Option was granted. Moreover, as long as and to the extent required by the Code, the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year under the Plan and under all other incentive stock option plans of the Company and any parent and subsidiary corporations of the Company (as those terms are defined in Section 424 of the Code) shall not exceed $100,000.

         SECTION 8.       STOCK APPRECIATION RIGHTS.

                 (a) An SAR is a right to receive, without payment (except for applicable withholding taxes) to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined under subsection (e) of this Section 8. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option, or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Section 8.

                 (b) Each SAR granted to any Participant shall relate to the number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11. In the case of an SAR granted with respect to an Option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of such Option exercises with respect to such related Option, and the number of shares subject to an Option shall be reduced in the same proportion that the holder of the SAR exercises with respect to the related Option.

                 (c) The term of each SAR shall be determined by the Committee. Unless otherwise provided by such Committee, an SAR granted in connection with an Option shall be exercisable only at such time or times, to such extent and by such persons as the Option to which it relates shall be exercisable, provided that an SAR granted in connection with an Incentive Stock Option shall not be exercisable on any date on which the Fair Market Value of a share of Common Stock is less than or equal to the per share exercise price of the Incentive Stock Option. An SAR shall be canceled when, and to the extent that, any related Option is exercised, and an Option shall be canceled when, and to the extent that, the Option is surrendered to the Company upon the exercise of a related SAR. The Committee, in its discretion, may accelerate the time within which a SAR may be exercised.

                 (d) An SAR may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of SARs that the holder wishes to exercise. Upon receipt of such





Effective July 1, 1997                                                  Page 10
written notice, the Committee shall direct the Company to deliver to the exercising holder within ninety (90) days after receipt of the notice a certificate for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled.

                 (e) Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that shall be issuable upon the exercise of an SAR shall be determined by dividing:

                          (i) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (A) in the case of an SAR related to an Option, the purchase price of the shares of Common Stock under the Option or (B) in the case of an SAR granted alone, without reference to a related Option, an amount that shall be determined by the Committee at the time of the grant, subject to adjustment under Section 11); by

                          (ii) the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Committee may elect to pay the holder of an SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares that would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

                 (f) SARs awarded under the Plan shall be evidenced by either a Stock Option Agreement or a separate signed Stock Appreciation Right Agreement between the Company and the Participant to whom the SAR is granted.

         SECTION 9.       PERFORMANCE SHARES AND UNITS.

                 (a) The Committee may award to any Participant Performance Shares and/or Performance Units ("Performance Awards"). Each Performance Share shall represent one share of Common Stock. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value to be determined in the manner established by the Committee at the time of the award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Stock. Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine (the "Performance Agreement").





Effective July 1, 1997                                                  Page 11

                 (b) At the time of the Performance Award, the Committee shall establish an account (the "Performance Account") for each Participant to whom a Performance Award has been granted. Performance Units and Performance Shares awarded to a Participant shall be credited to the Participant's Performance Account.

                 (c) The performance period for each Performance Award shall be of such duration as the Committee shall establish at the time of the award (the "Performance Period"). There may be more than one Performance Award in existence for a Participant at any time, and more than one Performance Period applicable to a Participant, and the duration of Performance Periods may differ.

                 (d) At the time of each Performance Award, the Committee may, in its complete discretion, establish performance target(s) to be achieved within the Performance Period(s). The performance target(s) shall be determined by the Committee using such measures of performance of the Company over the Performance Period as the Committee shall select. During any Performance Period, the Committee may adjust the performance targets for such Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine. If the Committee determines that the Participant has failed to meet the performance target(s), the Participant will not receive payment of the Performance Award.

                 (e) Performance Awards will be earned as determined by the Committee in respect of a Performance Period in relation to the degree of attainment of performance target(s).

                 (f) Performance Awards shall be earned to the extent that their terms and conditions are met. Notwithstanding the foregoing, Performance Awards and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only in accordance with the Performance Agreement. The Committee shall make all payment determinations during the four-month period beginning on the first day following the close of the Performance Period. Payment for Performance Awards may be made in a lump sum or in installments, in cash, in shares of Common Stock or in a combination thereof as the Committee may determine.

                 (g) In the event that a Participant's employment by the Company terminates before the end of a Performance Period with the consent of the Committee, or upon a Participant's death or disability before the end of a Performance Period, the Committee, taking into consideration the performance of such Participant and the performance of the Company over such portion of the Performance Period, may authorize the payment to such Participant (or his or her legal representative or designated beneficiary) of all or a portion of the amount that would have been paid to the Participant had he or she continued employment until the end of the Performance Period. In the event a Participant ceases his or her employment for any other reason, any unpaid amounts for any outstanding Performance Periods shall be forfeited.

         SECTION 10. RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND UNRESTRICTED STOCK.

                 (a) The Committee may award to any Participant shares of Common Stock subject to no restrictions ("Unrestricted Stock").





Effective July 1, 1997                                                  Page 12

                 (b) At the time of an Award under subsection (c) or (d) below, there shall be established for each Participant a restriction period (the "Restriction Period"), which shall lapse (i) upon the completion of a period of time ("Time Goal") as shall be determined by the Committee, or (ii) upon the achievement of stock price goals within certain time periods ("Price/Time Goal") as shall be determined by the Committee.

                 (c) The Committee may award to any Participant shares of Common Stock, subject to this Section 10 and such other terms and conditions as the Committee may prescribe ("Restricted Stock"). Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Committee. Restricted Stock awarded under this Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine in its discretion (the "Restriction Agreement"). Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such Restricted Stock shall have all the rights of a holder of such Common Stock. A Participant may transfer Restricted Stock to a trust, provided that the Committee may require that the Participant submit an opinion of his or her legal counsel, satisfactory to the Committee, that such holding has no adverse tax or securities law consequences for the Company.

                          With respect to Restricted Stock that is issued
subject to a Time Goal, the Committee shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to this subsection (c) at the expiration of the Restriction Period. With respect to Restricted Stock that is issued subject to a Price/Time Goal, the Committee shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to this subsection (c) at the expiration of the Restriction Period. Notwithstanding the foregoing, if Restricted Stock is issued subject to a Price/Time Goal or Time Goal and the Committee determines that a Participant has not achieved the Time Goal or Price/Time Goal before the end of the Restriction Period, the Participant shall have no further rights with respect to the Restricted Stock, all such shares shall be forfeited and the Committee shall have the right to complete a blank stock power in order to return such shares to the Company.

                 (d) The Committee may award to a Participant a right to receive Common Stock or the cash equivalent of the Fair Market Value of the Common Stock, in the Committee's discretion, at the end of the Restriction Period ("Restricted Stock Units") subject to achievement of a Time Goal or Price/Time Goal established by the Committee. Restricted Stock Units awarded under this Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine in its discretion (the "Restriction Agreement"). With respect to Restricted Stock Units that are subject to a Time Goal, the Committee shall deliver notice to the Participant (or the Participant's legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Time Goal. With respect to Restricted Stock Units that are awarded subject to a Price/Time Goal, the Committee shall deliver notice to the Participant (or the Participant's legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Price/Time Goal. If the Committee determines that a Participant has not achieved the Time Goal or Price/Time Goal before





Effective July 1, 1997                                                   Page 13
the end of the Restriction Period, the Participant shall have no further rights with respect to the Restricted Stock Units.

                 (e) In the event a Participant ceases employment with the Company with the consent of the Committee or upon the Participant's death or disability before the end of the Restriction Period and the Participant has received an Award subject to a Time Goal, the restrictions imposed under this
Section 10 shall lapse with respect to the number of those shares or units subject to a Time Goal as shall be determined by the Committee. In no event, however, shall the number of shares or units be less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Award subject to a Time Goal to the date of termination and the denominator of which is the number of months in the Restriction Agreement, multiplied by (ii) the number of shares of Restricted Stock or Restricted Stock Units awarded to the Participant subject to the Time Goal.

                          In the event a Participant ceases employment with the
Company with the consent of the Committee or upon the Participant's death or disability before the end of the Restriction Period and the Participant has received an Award subject to a Price/Time Goal, the restrictions imposed under this Section 10 shall lapse upon the achievement of the Price/Time Goal within two (2) years of the Participant's termination of employment with respect to such number of shares or units subject to a Price/Time Goal as shall be determined by the Committee. In no event, however, shall the number of shares or units be less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Award subject to a Price/Time Goal to the date of termination and the denominator of which is the number of months elapsed after the date of the Award subject to a Price/Time Goal to the date of achievement of the Price/Time Goal, multiplied by (ii) the number of shares of Restricted Stock or Restricted Stock Units awarded to the Participant subject to the Price/Time Goal.

                          In the event a Participant ceases employment with the
Company for any other reason, all Restricted Stock or Restricted Stock Units theretofore awarded to that Participant that are still subject to restrictions shall be forfeited and the Committee shall have the right to complete the blank stock power with respect to any such Restricted Stock.

         SECTION 11.  ADJUSTMENT OF NUMBER OF SHARES.

                 (a) In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without any receipt of consideration by the Company, then, in any such event, the number of shares of Common Stock that remain available under the Plan, the number of shares covered by each outstanding Option, the exercise price per share covered by each outstanding Option, the number of shares covered by each outstanding SAR and the exercise price per share and the number and any purchase price for any other Award shares (or equivalents) granted but not yet issued, in each case, shall be proportionately and appropriately adjusted for any such increase or decrease.





Effective July 1, 1997                                                   Page 14

                 (b) Subject to any required action by the stockholders, if any change occurs in the Common Stock by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting Common Stock, then, in any such event, the number and type of shares of Common Stock then covered by each outstanding Option, the purchase price per share covered by each outstanding Option, the number of shares covered by each outstanding SAR and the exercise price per share and the number and any purchase price for any other Award shares (or equivalents) granted but not yet issued, in each case, shall be proportionately and appropriately adjusted for any such change.

                 (c) In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be Common Stock within the meaning of the Plan.

                 (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by, and in the discretion of, the Board of Directors, whose determination in that respect shall be final, binding and conclusive; provided, however, that any Incentive Stock Option granted pursuant to Section 7 shall not be adjusted in a manner that causes such Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                 (e)      Except as hereinabove expressly provided in this
Section 11, a Participant shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Company of shares of stock of any class, securities convertible into shares of stock of any class, or warrants or options for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock, any Option, any SAR or any other Award shares (or equivalents) granted but not yet issued.

                 (f) The existence of the Plan, or the grant of an Option, SAR or other Award under the Plan, shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

         SECTION 12. CHANGE OF CONTROL. In the event of a Change of Control, any Option, SAR (whether or not granted with respect to an Option) or Restricted Stock subject to a Time Goal shall immediately become fully vested without regard to any other terms of the Award.

         SECTION 13. BENEFICIARY DESIGNATION. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit (other than an Option) under the Plan is to be paid in case of his or her death before the Participant receives any or all of such benefit. Each designation will be effective only with the written consent of the Participant's spouse and will revoke all prior designations by that Participant, shall be in the form prescribed by the Committee, and will be effective only when filed





Effective July 1, 1997                                                  Page 15
by the Participant in writing with the Committee during his or her lifetime.
In the absence of any such designation, benefits (other than those under Options) that are vested and remain unpaid at the Participant's death shall be paid to his or her estate.

         SECTION 14.  TAX WITHHOLDING.

                 (a) The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

                 (b) Subject to the consent of the Committee, with respect to (i) the exercise of a Non-Incentive Stock Option, (ii) the lapse of restrictions on Restricted Stock, or (iii) the issuance of any other stock Award under the Plan, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Stock otherwise issuable under (i) withheld, or (B) tender back to the Company shares of Common Stock received pursuant to (i), (ii), or (iii), or (C) deliver back to the Company pursuant to
(i), (ii), or (iii) previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the right to make Elections shall not apply to such Awards.

         SECTION 15. INDEMNIFICATION. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the person shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         SECTION 16. GENDER AND NUMBER. Except where otherwise indicated by the context, words in the masculine gender when used in the Plan will include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

         SECTION 17. CONTROLLING LAW. This document shall be construed under the laws of the State of Florida.





Effective July 1, 1997                                                   Page 16

         SECTION 18. NO STOCKHOLDER RIGHTS. No Participant hereunder shall have any rights of a stockholder of the Company by reason of being granted an Award under this Plan until the date on which he or she becomes a record owner of shares of Common Stock purchased upon the exercise of an Option or otherwise received under this Plan (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date.

         SECTION 19.  AMENDMENTS; TERMINATION OR SUSPENSION.

                 (a) This Plan may be amended from time to time by written resolution of the Board of Directors of the Company; provided, however, that no Participant's existing rights are adversely affected thereby without the consent of such person, and provided further that, without approval of the stockholders of the Company, no amendment shall (i) increase the total number of shares of Common Stock that may be issued pursuant to Awards granted under this Plan, (ii) change the designation of the class of employees eligible to receive Incentive Stock Options or Non-Incentive Stock Options, (iii) decrease the minimum Option price set forth in subsection (a) of Section 7 of this Plan,
(iv) extend the period during which an Option may be granted or exercised beyond the maximum period specified in this Plan, (v) otherwise materially modify the requirements as to eligibility for participation in the Plan, (vi) otherwise materially increase the benefits under the Plan, or (vii) withdraw the authority to administer this Plan from the Committee. Notwithstanding the foregoing, the Board may amend the Plan to incorporate or conform to requirements imposed by and amendments made to the Code or regulations promulgated thereunder which the Board deems to be necessary or desirable to preserve (A) incentive stock option status for outstanding Incentive Stock Options and to preserve the ability to issue Incentive Stock Options pursuant to this Plan, (B) the deductibility by the Company of amounts taxed to Plan Participants as ordinary compensation income, and (C) the status of any Award as exempt from registration requirements under any securities law for which the Award was intended to be exempt. The foregoing prohibitions in this Section 19 shall not be affected by adjustments in shares and purchase price made in accordance with the provisions of Section 11.

                 (b) The Board of Directors of the Company may terminate the Plan or any portion thereof at any time by written resolution. No suspension or termination shall impair the rights of Participants under outstanding Awards without the consent of the Participants affected thereby.

         SECTION 20.  MISCELLANEOUS.

                 (a) LISTING AND REGISTRATION OF COMMON STOCK. Each Award shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Common Stock that is the subject thereof or that is covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance or purchase of Common Stock thereunder, such Award may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section 20(a) become operative, and if, as a result thereof, the exercise of an Award is delayed, then





Effective July 1, 1997                                                  Page 17
and in that event, the term of the Award shall not be affected.
Notwithstanding the foregoing or any other provision in the Plan, the Company shall have no obligation under the Plan to cause any shares of Common Stock to be registered or qualified under any federal or state law or listed on any stock exchange or admitted to any national marketing system.

                 (b) NO IMPLIED RIGHTS TO EMPLOYEES. The existence of the Plan and the granting of Awards under the Plan shall in no way give any employee the right to continued employment, give any employee the right to receive any additional Awards or any additional compensation under the Plan, or otherwise provide any employee any rights not specifically set forth in the Plan or in any Award Agreement.

                 (c) CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall become effective upon the satisfaction of all the following conditions, with the effective date of the Plan being the date that the last such condition is satisfied:

                          (i) the adoption of the Plan by the Board of Directors;

                          (ii) the approval of the Plan by the stockholders of the Company within twelve (12) months after its adoption by the Board; and

                          (iii)   the effectiveness of the Company's
                                  Registration Statement on Form S-1 relating to the Company's initial public offering, as filed with the SEC (File No. 333-26027).





Effective July 1, 1997                                                  Page 18